pressrelease
Media contact:	Investor contact:
Mike Jacobsen, APR	Steve Virostek
+1 330 490 3796	+1 330 490 6319
michael.jacobsen@diebold.com	stephen.virostek@diebold.com

FOR IMMEDIATE RELEASE:
April 30, 2015

DIEBOLD REPORTS 2015 FIRST QUARTER FINANCIAL RESULTS

•	GAAP EPS attributable to Diebold was ($0.04), including non-routine expenses of $0.28 and restructuring charges of $0.05; non-GAAP EPS was $0.29, a 21% improvement from the prior-year period

•	Financial self-service revenue grew 6.2%, or 12.0% in constant currency

•	Security revenue grew 5.3%, or 6.2% in constant currency

•	GAAP operating margin moved to 0.5% from 3.4% in Q1 2014; non-GAAP operating margin improved to 4.7% from 4.3% in Q1 2014

NORTH CANTON, Ohio - Diebold, Incorporated (NYSE: DBD) today reported its first quarter 2015 financial results.

"By continuing to drive our Diebold 2.0 transformation, we delivered solid revenue growth in our financial self-service and security businesses, while improving gross margin,” said Andy W. Mattes, Diebold president and chief executive officer. "While we continue to experience currency headwinds, we are clearly executing on factors within our control. This gives us confidence that Diebold will transition, as planned, from the 'Crawl' to 'Walk' phase of our turnaround in the second half of 2015.

"We're making tangible progress to transform to a services-led, software-enabled company. The recent acquisition of Phoenix Interactive Design accelerates our progress towards this goal," Mattes continued. "In addition, we are collaborating more effectively with customers to deliver innovative new solutions. This broader set of services, software and products is enabling Diebold to pursue a greater share of the total addressable market. Our collaborative approach to branch automation with UBS Switzerland to develop innovative kiosks is a prime example of how we are growing our presence in Europe and around the world.”

Mattes concluded, “We will continue to invest in services and software to deepen our influence and move up the value chain in this dynamic industry.”

Operational Highlights

•	Acquired Phoenix, a leading provider of multi-vendor ATM and branch automation software

•	Signed a new managed services and technology agreement in North America with a leading global retailer

•	Entered into a multi-vendor service agreement with a top global bank, covering its entire U.S. ATM fleet

•	Developed end-to-end, futuristic branch automation solution for UBS AG in Switzerland

•	Expanded software, service deal with Suncorp in Australia to achieve next phase of multi-channel strategy

•	Pioneered world's first antimicrobial ATM touch screen with Corning, Incorporated

Financial Results of Operations
Revenue
Total revenue for the first quarter 2015 was $655.5 million, a decrease of 4.8% compared with the prior-year period, or an increase of 1.1% in constant currency. Total revenue growth in constant currency was driven by increased volume in North America, EMEA and Asia Pacific, partially offset by a decline of approximately $60 million in Latin America from deliveries of information technology equipment to a Brazil education ministry. The currency impact was mainly driven by a weakening of the Brazil real and the euro.

Financial self-service revenue grew 6.2%, or 12.0% in constant currency. Security revenue grew 5.3%, or 6.2% in constant currency. Growth in the company's core businesses was offset by a decline in the Brazil Other business.

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Gross Margin
Total gross margin for the first quarter 2015 was 26.7%, an increase of 2.9 percentage points from the first quarter 2014, with improvements to service and product margins of 2.5 and 2.3 percentage points, respectively. The service margin improvement was primarily attributable to global service transformation efforts. The product margin increase was primarily due to favorable geographic and solution mix.

Operating Margin
Total operating expenses were $171.7 million, or 26.2% of revenue, for the first quarter 2015, compared with $140.8 million, or 20.5% of revenue, in the first quarter 2014. Operating expenses in the first quarter 2015 included restructuring, non-routine and impairment charges of $27.1 million in the aggregate, consisting of: a non-routine charge of $10.3 million related to the company's decision to exit its Venezuela joint venture; $9.1 million non-cash impairment associated with legacy Diebold software following the acquisition of Phoenix; restructuring costs of $3.1 million; and legal, indemnification and professional fees of $4.6 million. The first quarter 2014 included restructuring and non-routine charges of $5.5 million.

Operating profit of $3.6 million, or 0.5% of revenue, was realized in the first quarter 2015, compared with operating profit of $23.3 million, or 3.4% of revenue, in the first quarter 2014. Non-GAAP operating profit in the first quarter 2015 was $30.7 million, or 4.7% of revenue, compared with $29.5 million, or 4.3% of revenue, in the first quarter 2014.

Income Tax
The effective tax rate on continuing operations for the three months ended March 31, 2015 was 20.0%, compared with 58.1% for the same period of 2014.

Net Income / (Loss) Attributable to Diebold
Net loss attributable to Diebold was $(2.8) million, or (0.4%) of revenue, in the first quarter 2015, compared with net income of $9.8 million, or 1.4% of revenue, in the first quarter 2014. First quarter 2015 net income included foreign exchange losses of $9.3 million, primarily due to the devaluation of the Venezuela bolivar.

Balance Sheet, Cash Flow
The company's net debt was $238.0 million at March 31, 2015, an increase of $191.3 million from December 31, 2014. The increase in net debt is largely attributable to the acquisition of Phoenix, adverse exchange rate impact on cash balances, as well as seasonal working capital expansion. The company's net debt to capital ratio was 23.1% at March 31, 2015, and 4.5% at December 31, 2014.

Free cash flow (use) in the first quarter 2015 was ($73.0) million, an increase in cash use of ($34.1) million from the first quarter 2014, primarily due to working capital expansion, a voluntary pension contribution and increased capital expenditures.

Full-year 2015 Outlook
Based on current market exchange rates, Diebold is now anticipating an approximate 6% currency headwind in 2015, primarily attributable to continued weakening of the euro and the Brazil real in recent months. The company continues to expect 2015 full-year revenue to be down approximately 5% to 6%, as the impact of incremental currency headwinds are expected to be partially offset by revenue from the company's recent acquisition of Phoenix.

With respect to earnings, the Phoenix acquisition, inclusive of integration costs, is expected to be neutral for the full year. Taking into consideration recent currency trends, coupled with reduced expectations from our Brazil operations and investment income, the company is taking a more conservative outlook on earnings.  As a result, earnings for 2015 are now expected to be in the range of $1.70 to $1.90 per share on a non-GAAP basis. The company continues to expect a non-GAAP effective tax rate of approximately 30% for the full year.

	Previous Guidance	Current Guidance
Total Revenue	~ (5%) to (6%)	~ (5%) to (6%)
2015 EPS (GAAP)	$1.60 - $1.85	$1.24 - $1.49
Restructuring charges & non-routine expense	0.20 - 0.15	0.46 - 0.41
Total EPS (non-GAAP measure)	$1.80 - $2.00	$1.70 - $1.90

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Overview Presentation and Conference Call
More information on Diebold's quarterly earnings is available on Diebold's Investor Relations website. Andy W. Mattes, president and chief executive officer, and Christopher A. Chapman, senior vice president and chief financial officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). Both the presentation and access to the call / webcast are available at http://www.diebold.com/earnings. The replay of the webcast can be accessed on the web site for up to three months after the call.

About Diebold
Diebold, Incorporated (NYSE: DBD) is a global leader in providing innovative self-service technology, security systems and related services. Diebold has approximately 16,000 employees worldwide and is headquartered near Canton, Ohio, USA. Visit Diebold at www.diebold.com or on Twitter: http://twitter.com/DieboldInc.

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted earnings per share, free cash flow/(use) and net investment/(debt). The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner. Effective January 1, 2015 the company made a change to the method used to calculate its quarterly non-GAAP effective tax rate to allocate the tax effect of its discrete tax items ratably throughout the year. This change does not have an impact on the annual non-GAAP effective tax rate treatment, and would not have materially impacted previously reported quarterly non-GAAP tax rates. For more information, please refer to the section, "Notes for Non-GAAP Measures".

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted revenue growth, adjusted internal revenue growth, adjusted earnings per share, and adjusted earnings per share growth. Statements can generally be identified as forward-looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company's results include, among others: the impact of market and economic conditions on the financial services industry; the capacity of the company's technology to keep pace with a rapidly evolving marketplace; pricing and other actions by competitors; the effect of legislative and regulatory actions in the United States and internationally; the company's ability to comply with government regulations; the impact of a security breach or operational failure on the company's business; the company's ability to successfully integrate acquisitions into its operations, including the company's ability to successfully integrate Phoenix Interactive Design and realize the benefits of the acquisition; the impact of the company's strategic initiatives; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2014 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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Revenue Summary by Service, Product and Segment

Revenue Summary by Service and Product Solutions
(Dollars In Millions)
	Q1 2015	Q1 2014	% Change	% Change Constant Currency
Financial Self-Service
Services	$291.4	$285.0	2.2%	7.3%
Products	203.8	181.5	12.3%	19.4%
Total Financial Self-Service	495.2	466.5	6.2%	12.0%
Security Solutions
Services	102.6	98.4	4.3%	5.2%
Products	47.4	44.0	7.7%	8.3%
Total Security Solutions	150.0	142.4	5.3%	6.2%
Total Financial Self-Service & Security	645.2	608.9	6.0%	10.6%
Brazil other	10.3	79.4	(87.0)%	(84.1)%
Total Revenue	$655.5	$688.3	(4.8)%	1.1%

Revenue Summary by Segment
	Q1 2015	Q1 2014	% Change	% Change Constant Currency
North America	$339.9	$317.5	7.1%	7.4%
Asia Pacific	110.5	107.1	3.2%	4.7%
Europe, Middle East, Africa	86.8	84.1	3.2%	24.4%
Latin America	118.3	179.6	(34.1)%	(24.5)%
Total Revenue	$655.5	$688.3	(4.8)%	1.1%

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DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(IN MILLIONS EXCEPT EARNINGS PER SHARE)

	Three Months Ended
	March 31,
	2015	2014
Net Sales
Services	$394.0	$383.4
Products	261.5	304.9
Total	655.5	688.3
Cost of sales
Services	272.9	275.3
Products	207.3	248.9
Total	480.2	524.2
Gross Profit	175.3	164.1
Gross Margin	26.7%	23.8%
Operating expenses
Selling and administrative expense	129.9	120.3
Research, development and engineering expense	22.3	20.0
Impairment of assets	19.4	—
Loss on sale of assets, net	0.1	0.5
Total	171.7	140.8
Percent of net sales	26.2%	20.5%
Operating profit	3.6	23.3
Operating margin	0.5%	3.4%
Other (expense) income
Investment income	7.9	8.7
Interest expense	(8.0)	(6.9)
Foreign exchange loss, net	(9.3)	(12.0)
Miscellaneous, net	(1.2)	(1.4)
Other (expense) income, net	(10.6)	(11.6)
(Loss) income before taxes	(7.0)	11.7
Income tax benefit (expense)	1.4	(6.8)
Net (loss) income	(5.6)	4.9
Less: net income attributable to noncontrolling interests	2.8	4.9
Net (loss) income attributable to Diebold, Incorporated	$(2.8)	$9.8

Basic weighted-average shares outstanding	64.7	64.3
Diluted weighted-average shares outstanding	64.7	64.8

Net (loss) income attributable to Diebold, Incorporated
Basic (loss) earnings per share	$(0.04)	$0.15
Diluted (loss) earnings per share	$(0.04)	$0.15

Common dividends declared and paid per share	$0.29	$0.29

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DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN MILLIONS)

	March 31, 2015	December 31, 2014

ASSETS
Current assets
Cash and cash equivalents	$227.1	$322.0
Short-term investments	114.4	136.7
Trade receivables, net	514.6	477.9
Inventories	422.5	405.2
Other current assets	320.7	313.7
Total current assets	1,599.3	1,655.5

Securities and other investments	82.5	83.6
Property, plant and equipment, net	172.8	169.5
Goodwill	208.0	172.0
Other assets	251.8	261.5
Total assets	$2,314.4	$2,342.1

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$44.7	$25.6
Accounts payable	270.0	261.7
Other current liabilities	710.5	740.4
Total current liabilities	1,025.2	1,027.7

Long-term debt	534.7	479.8
Long-term liabilities	281.7	279.7

Total Diebold, Incorporated shareholders' equity	449.5	531.6
Noncontrolling interests	23.3	23.3
Total equity	472.8	554.9

Total liabilities and equity	$2,314.4	$2,342.1

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DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN MILLIONS)

	Three Months Ended
	March 31,
	2015	2014
Cash flow from operating activities
Net (loss) income	$(5.6)	$4.9
Adjustments to reconcile net (loss) income to cash flow used in operating activities:
Depreciation and amortization	16.4	17.7
Devaluation of Venezuelan balance sheet	7.5	12.1
Impairment of assets	19.4	—
Other	4.3	5.3

Cash flow from changes in certain assets and liabilities
Trade receivables	(56.0)	(33.7)
Inventories	(43.2)	(42.5)
Accounts payable	16.5	69.2
Prepaid income taxes	(7.5)	0.7
Deferred revenue	46.6	64.8
Deferred income tax	3.6	(17.9)
Certain other assets and liabilities	(64.2)	(112.2)
Net cash used in operating activities	(62.2)	(31.6)

Cash flow from investing activities
Payments for acquisitions, net of cash acquired	(59.4)	—
Net investment activity	1.8	41.2
Capital expenditures	(10.8)	(7.3)
Increase in certain other assets & other	(1.7)	(5.8)
Net cash (used in) provided by investing activities	(70.1)	28.1

Cash flow from financing activities:
Dividends paid	(18.9)	(18.7)
Net debt borrowings	72.6	11.9
Repurchase of common shares	(2.6)	(1.3)
Other	1.1	9.3
Net cash provided by financing activities	52.2	1.2

Effect of exchange rate changes on cash and cash equivalents	(14.8)	(11.2)

Decrease in cash and cash equivalents	(94.9)	(13.5)
Cash and cash equivalents at the beginning of the period	322.0	230.7
Cash and cash equivalents at the end of the period	$227.1	$217.2

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Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted earnings per share, free cash flow/(use) and net investment/(debt).

1.	Profit/loss summary - 1st quarter comparison (Dollars in millions)

	Q1 2015						Q1 2014
	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP results	$655.5	$175.3	26.7%	$171.7	$3.6	0.5%	$688.3	$164.1	23.8%	$140.8	$23.3	3.4%
Restructuring	—	—		(3.1)	3.1			0.7		(4.4)	5.1
Non-routine income/expense:
Venezuela impairment	—	—		(10.3)	10.3		—	—		—	—
Software impairment	—	—		(9.1)	9.1		—	—		—	—
Legal, indemnification and professional fees	—	—		(4.6)	4.6		—	—		(1.1)	1.1
Total non-routine income/expense	—	—		(24.0)	24.0		—	—		(1.1)	1.1
Non-GAAP results	$655.5	$175.3	26.7%	$144.6	$30.7	4.7%	$688.3	$164.8	24.0%	$135.4	$29.5	4.3%

Restructuring expenses relate to the multi-year realignment focused on globalizing the company's service organization and creating a unified center-led global organization for research and development, as well as transforming the company's general and administrative cost structure. Non-routine expenses relate to the company's decision to exit its Venezuela joint venture, a non-cash impairment associated with legacy Diebold software following the acquisition of Phoenix Interactive Design, and the legal, indemnification and professional fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of the independent monitor.

2. Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q1 2015	Q1 2014
Total diluted EPS attributable to Diebold, Incorporated (GAAP measure)	$(0.04)	$0.15
Restructuring	0.05	0.05
Non-routine (income)/expense:
Software impairment	0.09	—
Venezuela impairment	0.08	—
Venezuela devaluation	0.07	—
Legal, indemnification and professional fees	0.04	0.01
Total non-routine (income)/expense	0.28	0.01
Tax expense (benefit) on foreign cash repatriation	—	0.03
Total adjusted EPS (non-GAAP measure)	$0.29	$0.24

Restructuring expenses relate to the multi-year realignment focused on globalizing the company's service organization and creating a unified center-led global organization for research and development, as well as transforming the company's general and administrative cost structure. Non-routine expenses relate to the company's decision to exit its Venezuela joint venture, currency devaluation of the Venezuela bolivar, a non-cash impairment associated with legacy Diebold software following the acquisition of Phoenix Interactive Design, and the legal, indemnification and professional fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of the independent monitor. As a result of the company's decision to exit its direct presence in Venezuela and move to an indirect sales model, management is excluding the Venezuela impairment and currency devaluation from its 2015 non-GAAP results.  Both the GAAP and non-GAAP results for the first quarter 2014 included $0.09 per share negative impact attributable to the devaluation of the Venezuelan bolivar.

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3.	Free cash flow/(use) is calculated as follows (Dollars in millions) :

	Q1 2015	Q1 2014
Net cash provided by/(used in) operating activities (GAAP measure)	$(62.2)	$(31.6)
Capital expenditures	(10.8)	(7.3)
Free cash flow/(use) (non-GAAP measure)	$(73.0)	$(38.9)

We define free cash flow/(use) as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet, and paying dividends.

4.	Net investment/(debt) is calculated as follows (Dollars in millions) :

	3/31/2015	12/31/2014
Cash, cash equivalents and short-term investments (GAAP measure)	$341.5	$458.7
Debt instruments	(579.5)	(505.5)
Net investment/(debt) (non-GAAP measure)	$(238.0)	$(46.8)

The company's management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. Between 97% to 99% of the company's cash and cash equivalents and short-term investments reside in international tax jurisdictions for all periods presented.

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PR/15-3735

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